Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-39840, 333-57214, 333-63856, 333-115384, 333-121774, 333-122048, 333-125807, 333-130420, and 333-133609 on the respective Forms S-8, in Amendment No. 3 to Registration Statement No. 333-119836 on Form S-4, in Amendment No. 1 to Registration Statement No. 333-125666 on Form S-3, in Amendment No. 1 to Registration Statement No. 333-127210 on Form S-3, and in Registration Statement No. 333-133062 on Form S-3 of Harrah’s Entertainment, Inc. of our reports dated March 1, 2007, relating to the financial statements and financial statement schedule of Harrah’s Entertainment, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Harrah’s Entertainment, Inc.’s change in 2006 in its method of accounting for stock-based employee compensation costs to conform to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Harrah’s Entertainment, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

March 1, 2007